Sub-Item 77D: Policies with Respect to Security Investments

Effective October 18, 2013, the Goldman Sachs Small/Mid Cap Growth Fund made certain enhancements to the

 Fund’s investment policies.  These changes are reflected in the supplement to the Fund's Prospectus,

filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on October 18, 2013 (Accession No. 0001193125-13-404115), which is incorporated herein by reference.